EXHIBIT 23.2



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements No. 333-39072, 333-54017, 333-33555, 333-29725 and 333-90186 on
Forms S-8 of CommScope, Inc. and subsidiaries of our report dated March 12, 2004 which appears in this Annual Report on Form 10-K of CommScope, Inc. and subsidiaries for the year ended December 31, 2003.



/s/ PricewaterhouseCoopers LLP



Atlanta, Georgia

March 12, 2004